EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT




To the Board of Directors and Stockholders of Cyber Mark International Corp.

We have issued our report dated April 11, 2001, accompanying the financial statements included on the Annual Report of Cyber Mark International Corp. on Form 10-KSB for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of Cyber Mark International Corp. on Form S-8 (File No. 333-53808, effective January 16,
2001).

/s/ Citrin Cooperman & Company, LLP

May 1, 2001